Exhibit 10.8

EXECUTION COPY

AMENDMENT NO. 4 TO

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment No. 4 to Development and Commercialization Agreement (this “Amendment No. 4”) is effective as of September 1, 2018 (the “Amendment Effective Date”) and is entered into by and between:

SAMSUNG BIOEPIS CO., LTD., a corporation organized and existing under the laws of the Republic of Korea with a place of business at Cheomdan-daero 107, Yeonsu-gu, Incheon, 21987, Republic of Korea (hereinafter referred to as “Samsung”); and

MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of the State of New Jersey, USA, with a place of business at One Merck Drive, Whitehouse Station, NJ 08889, USA (hereinafter referred to as “Merck”).

Samsung and Merck are hereinafter referred to jointly as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS

(i)

On February 18, 2013, Samsung and Merck executed the Development and Commercialization Agreement, as amended on July 21, 2014, July 11, 2017, and October 1, 2017 (“DCA or Agreement”), for the purpose of, among other things, granting Merck the sole responsibility for the Commercialization of Compounds and Products throughout the Territory.

(ii)

In exercising its Commercialization responsibility, on August 2, 2018, Merck was informed that it was awarded the U.S. Department of Veterans Affairs National Contract (“National Contract”) for infliximab (Renflexis®), contract no. 36E79718D0033, pursuant to which Renflexis® will be placed on a one-year U.S. federal nation-wide contract with an effective date of September 1, 2018, with an option of four subsequent one-year renewal periods.

(iii)

As a condition of being awarded the National Contract, certain Federal Acquisition Regulation (“FAR”) clauses were incorporated by reference into the National Contract that, by their terms, must be made part of the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I. DEFINITIONS

The Parties agree that capitalized terms used but not otherwise defined in this Amendment No. 4 shall have the meanings ascribed thereto in the Agreement.

II. AMENDMENT

2.1	Section 2.5 is hereby amended to add the following subsection:

2.5.5

In recognition of Merck having been awarded the U.S. Department of Veterans Affairs National Contract for infliximab (Renflexis®), contract no. 36E79718D0033, with an effective date of September 1, 2018, Samsung represents and warrants that it will comply with the Federal Acquisition Regulations (“FARs”) listed in the attached Schedule 2, which are hereby incorporated into the Agreement.

2.2	Section 2A.3 is hereby amended to add the following subsection:

2A.3.5

In recognition of Merck having been awarded the U.S. Department of Veterans Affairs National Contract for infliximab (Renflexis®), contract no. 36E79718D0033, with an effective date of September 1, 2018, Merck represents and warrants that it will comply with the Federal Acquisition Regulations (“FARs”) listed in the attached Schedule 2, which are hereby incorporated into the Agreement.

III. MISCELLANEOUS

3.1

In the event a Party is required to file a copy of this Amendment No. 4 with a Regulatory Authority or any other governmental authority or agency, (i) such Party shall redact commercially sensitive information from such copy to the extent permitted under applicable law and (ii) such Party shall provide the other Party with an advance draft of the redacted form of this Amendment No. 4 that the disclosing Party proposes to file, with not less than ten (10) Business Days for review, and shall incorporate the non-disclosing Party’s comments to the extent additional or other redactions requested by the non-disclosing Party are permitted, and may reasonably be afforded confidential treatment, under applicable law and such authority or agency’s then-current practice.

3.2	Sections 11.4, 11.5, 11.6, 11.7, 11.9, and 11.11 through 11.17 of the Agreement shall apply to this Amendment No. 4, mutatis mutandis.

3.3

The Agreement, as amended by this Amendment No. 4, together with the Schedules to the Agreement and any other agreements executed by authorized representatives of the Parties that make reference to the Agreement, contains the entire understanding of the Parties with respect to the Compounds and Products. Any other express or implied agreements, understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter of the Agreement are superseded by the terms of the Agreement as amended by this Amendment No. 4.

3.4

This Amendment No. 4 may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument, it being understood and agreed that the Parties need not sign the same counterpart.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the Amendment Date.

MERCK SHARP & DOHME CORP.		SAMSUNG BIOEPIS CO., LTD

By:	/s/ Michael Schwartz	By:	/s/ Klaus Falk
Name:	Michael Schwartz	Name:	Klaus Falk
Title:	Assistant Treasurer	Title:	Vice President

Date:	August 27, 2018	Date:	August 30, 2018

SCHEDULE 2

The Federal Acquisition Regulation (“FAR”) clauses set forth below are incorporated by reference into the Agreement to which this Schedule relates, with the force and effect as though set forth in full text herein. The full text of FAR clauses may be accessed electronically at http://www.acquisition.gov. The provisions included in this Schedule are required by Merck’s National Contract with the U.S. Department of Veterans Affairs.

FAR CLAUSE	TITLE
52.203-13	Contractor Code of Business Ethics and Conduct (Oct 2015)

52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017)

52.219-8	Utilization of Small Business Concerns (Nov 2016)

52.222-50	Combating Trafficking in Persons (Mar 2015)

Additional FAR-Related Clauses

The following additional clauses, which reference applicable FARs, are included in the Agreement as set forth below:

1.

Payments to Influence Certain Federal Transactions. Pursuant to FAR 52.203-11 and FAR 52.203-12, Samsung and Merck hereby certify to the best of their knowledge and belief that no Federal appropriated funds have been or will be paid to any person influencing or attempting to influence an officer or employee of any U.S. agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with the awarding of the National Contract.

2.

Reporting Executive Compensation and Award. If applicable, Samsung and Merck will each provide the other Party with any information necessary to satisfy the obligations under FAR 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Oct 2016), including the information specified in FAR 52.204-10(d)(2) and the information set forth in FAR 52.204-10(d)(3). Any information provided pursuant to this provision will be publicly disclosed.

3.

Non-Discrimination and Other Labor Requirements. Samsung and Merck will, if applicable, abide by the requirements of 41 C.F.R. §§ 60-1.4, 60-1.7, 60-1.35(c), 60-300.5(a), 60-741.5(a), and 29 C.F.R. part 471, Appendix A to Subpart A, as updated from time to time. Among other requirements, these regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, when applicable, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, disability, or veteran status.

4.

U.S. Government Reporting. No confidentiality provision included in the Agreement may be construed to prohibit or otherwise restrict Samsung or Merck from lawfully reporting waste, fraud, or abuse to a designated investigative or law enforcement representative of the federal department or agency authorized to receive such information under the procurement.

5.

No Support of Terrorism. Samsung and Merck acknowledge that U.S. executive orders and laws, including but not limited to Executive Order 13224 and Public Law 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of Samsung and Merck to ensure compliance with these executive orders and laws. This clause must be included in all subcontracts under this Agreement.